Exhibit 10.45

Amendment No. 2

            THIS AMENDMENT No. 2 is made as of this 17th day of February, 2003 to the Employment Agreement (the "Employment Agreement") dated September 5, 2002 by and between Glenn F. Tilton ("Executive"), and UAL Corporation and United Airlines, Inc. (collectively, "United").

RECITALS

            A. United desires to continue the employment of Executive as Chairman of the Board, President and Chief Executive Officer of United and Executive desires to continue such employment.

            B. Section 10(f) of the Employment Agreement authorizes amendment of the Employment Agreement by a written agreement signed by Executive and United.

            C. United and Executive wish to amend and clarify the terms of the Employment Agreement.

            NOW, THEREFORE, in consideration of the premises and covenants contained herein, United and Executive agree as follows:

1.    The second sentence of Section 3(a) of the Employment Agreement is amended and restated to read as follows:

"The Executive agrees to repay an amount equal to the Signing Bonus if the Executive's employment with the Company is terminated either due to voluntary resignation by Executive other than for Good Reason (as defined in Section 4(d)) or by the Company for Cause (as defined in Section 4(c)) on or before the earlier of June 1, 2004, or the date on which the bankruptcy court confirms a plan of reorganization or liquidation under Chapter 11 of the U.S. Bankruptcy Code."
2.    The third sentence of Section 3(g)(i) of the Employment Agreement is amended and restated to read as follows:
  "If Executive's employment with United is terminated either due to voluntary resignation by Executive other than for Good Reason (as defined in Section 4(d)) or by United for Cause (as defined in Section 4(c)) and the effective date of termination is on or before the first anniversary of the Employment Date, then Executive will forfeit 100 percent of his interest in his account under the Glenn Tilton Secular Trust No. 1."
3.    The third sentence of Section 3(g)(ii) of the Employment Agreement is amended and restated to read as follows:
  "If Executive's employment with United is terminated either due to voluntary resignation by Executive other than for Good Reason (as defined in Section 4(d)) or by United for Cause (as defined in Section 4(c)) and the effective date of termination is on or before the second anniversary of the Employment Date, then Executive will forfeit 100 percent of his interest in his account under the Glenn Tilton Secular Trust No. 2."
4.    The third sentence of Section 3(g)(iii) of the Employment Agreement is amended and restated to read as follows:
  "If Executive's employment with United is terminated either due to voluntary resignation by Executive other than for Good Reason (as defined in Section 4(d)) or by United for Cause (as defined in Section 4(c)) and the effective date of termination is on or before the third anniversary of the Employment Date, then Executive will forfeit 100 percent of his interest in his account under the Glenn Tilton Secular Trust No. 3."
5.    Section 3(h) of the Employment Agreement is amended by adding the following sentence to the end of such section:
  "Notwithstanding the foregoing, Executive and United agree that (i) the severance benefits provided under this Agreement are in lieu of severance benefits provided under any plan, practice, program, or policy of United and that Executive will not be entitled to receive additional severance benefits under any plan, practice, program or policy of United which provides severance benefits to its senior executives or other employees, and (ii) the Signing Bonus provided under this Agreement is in lieu of any bonus under the UAL Corporation Retention and Recognition Bonus Plan (the "KERP") and that Executive will not be eligible to participate in or entitled to receive any bonus payment under the KERP."
6.    Section 4(c) of the Employment Agreement is amended by adding the following sentence at the end of such section:
  "It is the intent of the parties to this Agreement that the definition of Cause shall not include differences of agreement with respect to strategy or implementation of business plans or the success or lack of success of any such strategy or implementation.  Accordingly, no action taken or omitted to be taken by the Executive in the Executive's good faith belief that such action or failure to act was in the best interest of United (provided that such action or inaction was taken or omitted to be taken by the Executive in his good faith belief that it was not inconsistent with directions received from the Board or orders of the bankruptcy court), shall be a basis for Cause under Section 4(c)(ii)."
7.    Section 4(e) of the Employment Agreement is amended by adding the following at the end thereof:
  "Notwithstanding the foregoing, in no event shall a Change of Control be deemed to occur as a result of any event which occurs prior to, or on account of, consummation of a plan of reorganization of United other than a Change of Control arising under clause (i) above, by reason of a merger with another commercial airline company which results in the holders of claims and/or interests in United outstanding immediately prior to the merger or consolidation receiving or continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) less than 80% of the combined voting power of the securities of United or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or under clause (ii) above, by reason of the receipt of securities pursuant to a plan of reorganization of United which constitutes at least 25% or more of the total combined voting power of United's then outstanding securities, which were received on account of any claims acquired after the date hereof and held as of the consummation of the plan of reorganization by any person, entity or group of associated persons or entities acting in concert, acquiring such claims with the intent to control the management and policies of United on an ongoing basis following reorganization, or under clause (iii) above, by reason of the sale of assets to another commercial airline, unless such sale results in either (x) creditors or interestholders of United receiving in consideration or exchange for their claims and/or interests in United at least 80% of the combined voting power of the acquirer, or (y) United  receiving at least 80% of the combined voting power of the acquirer."
8.    Section 5(d)(iii) of the Employment Agreement is amended by adding the following at the end thereof:
  "provided, however, that in the event of a termination under this Section 5(d) prior to approval of a plan of reorganization of United, the Base Salary taken into account under this Section 5(d)(iii) shall not exceed $845,500;"
9.    Section 5(e)(iii) of the Employment Agreement is amended by adding the following at the end thereof:
  "provided, however, that in the event of a termination under this Section 5(e) prior to approval of a plan of reorganization of United, the Base Salary and Target Bonus taken into account under this Section 5(e)(iii) shall each not exceed $845,500; and, provided further, that in the event of a Change of Control described in 4(e)(i) or 4(e)(iii) occurring as a result of any event which occurs prior to or on account of consummation of a plan of reorganization, the amount payable under this Section 5(e)(iii) shall be limited to three times the Executive's Base Salary (provided that the Base Salary taken into account for this purpose shall not exceed $845,500)."
10.    Section 5(i) of the Employment Agreement is amended by adding the following in lieu of the period at the end thereof:
  "; provided, however, that any agreement for additional severance, compensation or benefits payable in the event of a termination of employment prior to the confirmation of a plan of reorganization of United shall be subject to approval of the bankruptcy court."
11.    Reasonable attorney fees incurred by the Executive in connection with this amendment and the assumption of the Employment Agreement by United shall be paid or reimbursed by United.

IN WITNESS WHEREOF, United and Executive have executed this Amendment as of the date first above written.

UAL CORPORATION	EXECUTIVE
By: /s/ Francesca M. Maher	/s/ Glenn F. Tilton
Name: Francesca M. Maher	Glenn F. Tilton
Title: Senior Vice President, General Counsel & Secretary

UNITED AIR LINES, INC.
By: /s/ Francesca M. Maher
Name: Francesca M. Maher
Title: Senior Vice President, General Counsel & Secreatary